THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING
             SUBMITTED PURSUANT TO RULE 901(d) OF REGULATION S-T

                                  UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date  of  Report  (Date  of earliest  event  reported): August 26, 1997

                             COLLINS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                  Missouri
                 (State or other jurisdiction of incorporation)

                0-12619                         43-0985160
      Commission  File  Number       (IRS Employer Identification No.)

     421 East 30th Avenue, Hutchinson, Kansas               67502
     (Address of principal executive offices)            (Zip Code)


     Registrant's  telephone  number,  including  area  code (316) 663-5551


                                        N/A
      (Former name or former address, if changed since last report)



     11022959



     Item 5.   Other Events.

               Exhibit 1 - (Press Release of August 26, 1997) is hereby
                            incorporated by reference.



                                 SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     COLLINS INDUSTRIES, INC.


                                     By:    /s/ Larry W. Sayre
                                            Larry W. Sayre
                                            Vice President - Finance and
                                            Chief Financial Officer
                                            (Principal  Accounting Officer)

             Date:     August 27, 1997




                                  EXHIBIT INDEX

         Exhibit                  Description                      Page

           1              Press release of August 26, 1997           1






       NEWS RELEASE

       FOR IMMEDIATE RELEASE:        CONTACT: Larry W. Sayre
                                     Vice President - Finance & CFO
                                     Telephone: (316) 663-5551


                COLLINS DECLARES QUARTERLY CASH DIVIDEND

       Hutchinson, Kansas, August 26, 1997 ---- COLLINS INDUSTRIES, INC. (Nasdaq: "COLL") announced today that the Board of Directors declared a regular quarterly cash dividend of $.025 per share payable on September 15, 1997 to shareholders of record on September 8, 1997.

       The Company indicated that it intends to consider the payment of regular dividends in March, June, September and December of each year. The Company also said that it intends to consider the payment of an additional dividend in January of each year equal to twenty-five percent (25%) of the net income of the previous fiscal year (ending October 31) less the sum of any cash dividends paid in March, June, September and December of the previous calendar year. Payment of future dividends is subject to results of operations, limitations imposed by the Company's loan agreements and applicable law.

       Collins Industries, Inc. is a leading manufacturer of ambulances, small school buses, commercial buses and terminal trucks. The Company sells its products throughout the United States and, to a lesser extent, abroad.